UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 22, 2023
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CLEARPOINT NEURO, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-34822	58-2394628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
120 S. Sierra Ave., Suite 100
Solana Beach, CA 92075
(Address of principal executive offices, zip code)
(888) 287-9109
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CLPT	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.
As part of a regular review of the corporate governance practices of ClearPoint Neuro, Inc. (the “Company”) and in an effort to continue to attract and retain qualified members of the Company’s Board of Directors (the “Board”), which includes compensating members appropriately for their services, the Compensation Committee of the Board recommended to the Board, and the Board approved revisions to the ClearPoint Neuro, Inc. Non-Employee Director Compensation Plan (the “Director Plan”), which provides annual cash and equity compensation, on the terms and conditions contained therein. The Director Plan had last been revised on May 21, 2022.
The foregoing description of the amended Director Plan is only a summary and is qualified in its entirety by the full text of the amended Director Plan, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item  9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
Exhibit 10.1	ClearPoint Neuro, Inc. Non-Employee Director Compensation Plan, as amended and restated by the Board of Directors on May 22, 2023.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2023	CLEARPOINT NEURO, INC.

	By:	/s/ Danilo D’Alessandro
Danilo D’Alessandro
Chief Financial Officer